                                                                     Exhibit 4.1
                                                                     -----------

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

        [COMPANY LOGO]             INTERCELL
                                  CORPORATION

                                 NO PAR VALUE
          NUMBER                                              SHARES

          ------


This Certifies That
                                                               CUSIP 458441 30 0


is the owner of

                  Fully Paid and Non-Assessable No Par Value Shares of Common Stock of

                             INTERCELL CORPORATION

      transferable only on the books of this Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         IN WITNESS WHEREOF the said Corporation has caused this certificate to be endorsed by the facsimile signature of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:


       ALAN M. SMITH, SECRETARY   [CORPORATE SEAL]    GORDON J. SALES, PRESIDENT